Exhibit j under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Trustees of Federated Insurance Series and the Shareholders of Federated American Leaders Fund II, Federated Capital Appreciation Fund II, Federated Equity Income Fund II, Federated Market Opportunity Fund II, Federated Mid Cap Growth Strategies Fund II and Federated Quality Bond Fund II:


We consent to the use of our report dated February 12, 2007 for Federated American Leaders Fund II, Federated Capital Appreciation Fund II, Federated Equity Income Fund II, Federated Market Opportunity Fund II, Federated Mid Cap Growth Strategies Fund II and Federated Quality Bond Fund II, each a series of Federated Insurance Series, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in the Statement of Additional Information.


KPMG, LLP


Boston, Massachusetts
April 24, 2007